UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 8, 2011
Streamline Health Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-28132	31-1455414

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10200 Alliance Road, Suite 200, Cincinnati, OH	45242-4716

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (513) 794-7100
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
On March 14, 2011, Streamline Health Solutions, Inc. (“Streamline Health” or the “Company”) announced that Richard (“Rick”) Donald Leach has been appointed as the Company’s Senior Vice President and Chief Marketing Officer, effective as of March 14, 2011. Mr. Leach, age 55, has more than 20 years of executive level experience and an extensive background in developing and marketing healthcare information and technology products and services.
Prior to joining Streamline Health, Mr. Leach served as Senior Vice President, Health Solutions since July 2008 for A.D.A.M., Inc., a provider of consumer health information programs and decision support tools. A.D.A.M., Inc. recently merged with Ebix, Inc., a supplier of on-demand software and e-commerce services to the insurance industry. Prior to A.D.A.M., Inc., Mr. Leach was as an independent management consultant from October 2006, and was a Partner and the Vice President of Marketing and Sales since September 2005 for HealthTime LLC, a weight loss consulting firm. Mr. Leach has also served in a variety of other executive positions, including as President and CEO of HospitalCare Online, an early stage medical device, healthcare services and information technology company, as Vice President and General Manager for McKesson Health Solutions, a provider of enterprise medical call center software and services, patient assessment and education systems, and related programs for healthcare providers and payors, and as an executive serving in various roles at a number of privately-held healthcare technology companies.
In connection with Mr. Leach’s appointment as an officer of the Company, Streamline Health, its subsidiary, Streamline Health, Inc., and Mr. Leach entered into an employment agreement dated March 8, 2011 with an initial term of one year, with automatic annual renewals unless either party gives 60 day advance notice of non-renewal. Pursuant to this agreement, Mr. Leach initially will receive an annual salary of $180,000, subject to periodic review and adjustment by the Compensation Committee of the Company’s Board of Directors. He also will have the opportunity to obtain annual bonus and commission payments, targeted at $50,000 and $70,000, respectively, for fiscal 2011, upon the attainment of specified goals. Upon signing the employment agreement, the Company granted Mr. Leach the right to purchase 10,000 newly issued shares of common stock of the Company for $100 (i.e. their par value) and stock options for 200,000 shares of common stock with an exercise price of $2.00 per share. This option will vest in thirty six monthly substantially equal installments during the first three years of Mr. Leach’s employment. The share and option awards described above are inducement grants, pursuant to Nasdaq Marketplace Rule 5635(c)(4). The employment agreement also provides for customary restrictive covenants, including covenants prohibiting Mr. Leach from disclosing certain confidential information of the Company, competing with the Company or soliciting the Company’s customers or employees.
There are no family relationships between Mr. Leach and any director or executive officer of Streamline Health. Since the beginning of Streamline Health’s last fiscal year, Mr. Leach has had no relationships with Streamline Health that would require disclosure under Item 404 of Regulation S-K.

Mr. Leach’s employment agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The above summary of the material terms of his employment agreement is qualified in its entirety by reference to such exhibit.
Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits

EXHIBIT
NUMBER		DESCRIPTION
10.1	#	Employment Agreement dated March 8, 2011 among Streamline Health
Solutions, Inc., Streamline Health, Inc. and Rick Leach.
99.1		Steamline Health Solutions, Inc. Press Release dated March 14, 2011.

#	Management Contracts and Compensatory Arrangements.

Signatures
Pursuant to the requirements of the Securities Act of 1934, registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Streamline Health Solutions, Inc.
Date: March 14, 2011	By:	/s/ Donald E. Vick, Jr.
Donald E. Vick, Jr.
Interim Chief Financial Officer

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